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                                                                    EXHIBIT 23.1

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Tyler Technologies, Inc. Stock Option Plan, of our report dated February 22, 2002, except for the last paragraph in Note 10 as to which the date is March 5, 2002, with respect to the consolidated financial statements and schedule of Tyler Technologies, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.



                                                               ERNST & YOUNG LLP

Dallas, Texas
August 23, 2002